Exhibit 99.2

Victory Packaging, L.P.

Condensed Consolidated Interim Financial Report

Houston, Texas

March 31, 2015

VICTORY PACKAGING, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$5,063,965	$1,986,163
Accounts receivable trade, net	130,050,778	128,428,128
Other receivables	8,069,910	9,365,960
Inventory - Finished goods, net	77,946,696	83,645,164
Prepaid expenses and other current assets	3,608,738	4,000,480
Total Current Assets	224,740,087	227,425,895
Property and Equipment	36,968,974	35,802,309
Less: Accumulated depreciation and amortization	22,869,573	22,169,584
	14,099,401	13,632,725
Goodwill	14,000,713	14,000,713
Intangibles, net	9,767,082	10,025,894
Other Assets	2,850,556	3,567,273
	$265,457,839	$268,652,500
LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities
Accounts payable	$42,644,447	$45,201,099
Accrued compensation	6,245,683	12,265,712
Other current liabilities	10,703,592	10,496,218
Total Current Liabilities	59,593,722	67,963,029
Line-of-Credit	115,150,000	109,600,000
Other Long-Term Debt	485,835	2,176,070
	175,229,557	179,739,099
General Partner	908,031	889,385
Limited Partner	90,583,410	88,737,616
Accumulated Other Comprehensive Loss	(1,263,159)	(713,600)
	90,228,282	88,913,401
	$265,457,839	$268,652,500

See accompanying

notes to condensed consolidated financial statements.

VICTORY PACKAGING, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

AND COMPREHENSIVE INCOME

	For the Three Months Ended
	March 31,
	2015	2014
	(Unaudited)	(Unaudited)

Sales, net	$215,926,250	$207,404,894

Cost of Sales	158,697,043	152,312,315

Gross Margin	57,229,207	55,092,579

Operating Expenses
Selling	11,672,992	10,363,529
Delivery	8,758,667	9,109,593
Warehouse	15,304,451	14,346,710
General and administrative	14,802,250	13,712,377
Depreciation and amortization	1,220,446	712,320

	51,758,806	48,244,529

Earnings From Operations	5,470,401	6,848,050

Other Income (Expense)
Interest expense	(756,484)	(659,883)
Other	204,794	208,218

	(551,690)	(451,665)

Earnings Before Income Taxes	4,918,711	6,396,385

Income Tax Expense	589,835	655,696

Net Earnings	4,328,876	5,740,689

Other Comprehensive Income (Loss)
Net change in fair value of cash flow hedges	(549,559)	19,729

Comprehensive Income	$3,779,317	$5,760,418

See accompanying

notes to condensed consolidated financial statements.

VICTORY PACKAGING, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2015	2014
	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities
Net earnings	$4,328,876	$5,740,689
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,313,202	702,210
Bad debt expense	141,825	481,821
Net provision for inventory reserve	(88,226)	644,362
Loss on disposition of property and equipment	30,986
(Increase) Decrease in current assets	6,333,973	(154,753)
Increase (Decrease) in current liabilities	(8,609,101)	210,949

Net Cash Provided by Operating Activities	3,451,535	7,625,278

Net Cash Used in Investing Activities	(1,459,297)	(1,866,323)

Cash Flows From Financing Activities
Net receipts under the line-of-credit	5,550,000	800,000
Principal payments on subordinated debt due to related party	(2,000,000)	(750,000)
Distributions paid	(2,464,436)	(2,728,100)

Net Cash Provided by (Used in) Financing Activities	1,085,564	(2,678,100)

Net Increase in Cash and Cash Equivalents	3,077,802	3,080,855

Cash and Cash Equivalents - Beginning of Period	1,986,163	2,946,959

Cash and Cash Equivalents - End of Period	$5,063,965	$6,027,814

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$701,026	$614,422
Income taxes	$650,199	$337,350

See accompanying

notes to condensed consolidated financial statements.

VICTORY PACKAGING, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

Note 1 - Description of Business and Basis of Presentation

Organization and Description of Business

Victory Packaging, Inc. was incorporated in the State of Texas in 1976 and reorganized as a Texas limited partnership in 2002.  The Company is comprised of a general partner, Victory Packaging Management, L.L.C., owning a 1% interest, and a limited partner, Victory Packaging General Partners, owning 99% of the Company.  The Company is engaged in the business of distributing packaging material throughout the United States, Mexico, and Canada.

Basis of Presentation

These condensed consolidated financial statements have been prepared pursuant to accounting principles generally accepted in the United States of America (GAAP) for non-public entities providing interim financial statements.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP, have been condensed or omitted pursuant to those rules.  Management believes that the disclosures made are adequate to make the information presented not misleading.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to fairly state the financial position, results of operations and cash flows with respect to the interim condensed consolidated financial statements have been included.  These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2015.  The December 31, 2014 consolidated balance sheet data was derived from the audited financial statements, but does not include all disclosures required by GAAP.

The condensed consolidated interim financial information should be read in conjunction with the annual audited financial statements.

Note 2 - Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Victory Packaging, L.P. and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Income Taxes

The Company has elected to be taxed under S Corporation regulations for federal income tax purposes.  Domestic profits and losses and all related items of income and loss are allocated among the partners in accordance with the sharing ratios of each partner, which are equal to the partnership interests of each partner.  Accordingly, no income taxes for federal and certain state jurisdictions are included in the accompanying consolidated financial statements.  The Company is subject to certain state and foreign income taxes which are expensed in the period incurred.

VICTORY PACKAGING, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

March 31, 2015

The Company computes state and foreign income taxes based upon the rates prevailing at year end.  Management has not recognized any deferred income taxes for state or foreign income taxes.

The Company recognizes tax positions that are more likely than not to be sustained upon examination by the applicable taxing authorities.  Such tax positions, initially and subsequently, are measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the positions and relevant facts.  The Company believes that it has appropriate support for the income tax positions taken and to be taken in its tax returns and that its accruals for tax liabilities are adequate for all open tax years based on an assessment of many factors, including experience and interpretation of tax laws applied to the facts of each matter.  The Company has concluded that there are no significant uncertain tax positions requiring disclosure, and there are no material amounts of unrecognized tax liabilities.  The Company’s policy is to recognize interest and penalties imposed by taxing authorities in interest expense and operating expenses, respectively.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Subsequent Events

Management evaluates events occurring subsequent to the date of the consolidated financial statements in determining the accounting for and disclosure of transactions and events that affect the condensed consolidated financial statements.  Subsequent events have been evaluated through July 29, 2015, which is the date the condensed consolidated financial statements were available to be issued.

Note 3 - Related Party Transactions

The Company leases several warehouse facilities from partnerships owned by partners and employees.  Rent expense related to these leases was $737,235 and $1,276,687 for the periods ended March 31, 2015 and 2014, respectively.  Additionally, during 2014 the Company subleased space in one of its warehouses to an entity related through common ownership.  Sublease rental income from this entity for the period ended March 31, 2014 was $5,000.

VICTORY PACKAGING, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

March 31, 2015

During 2014, the Company made various advances to these partnerships.  The advances bear interest at 3%, are unsecured, and are due at various dates through 2016.  Total interest income related to these advances totaled $7,726 and $2,260 for the periods ended March 31, 2015 and 2014, respectively.  As of March 31, 2015 and December 31, 2014, outstanding advances were $1,063,543 and $1,041,186, respectively.

The Company sells products to an entity related through common ownership.  Sales for the periods ended March 31, 2015 and 2014 were $193,761 and $271,671, respectively.  Accounts receivable from this related party at March 31, 2015 and December 31, 2014 were $290,928 and $931,764, respectively.

At December 31, 2014, the Company had subordinated debt due to an owner of the limited partner totaling $2,000,000.  In January 2015, the entire amount due under the subordinated note payable was paid in full.  Interest expense related to this note was $7,624 and $71,089 for the periods ended March 31, 2015 and 2014, respectively.

Note 4 - Commitments and Contingencies

The Company has committed to pay amounts in future years to certain customers if cost savings for those customers, as defined in the sales contracts, have not been achieved (Guaranteed Cost Savings).  No amounts have been accrued related to Guaranteed Cost Savings, as the Company believes it is a remote probability that they will be required to pay any amounts under these commitments.

The Company has sales contracts with customers at fixed unit prices, which are reset periodically as set forth in each contract based on certain indexed pricing.

The Company is involved in various legal proceedings that have arisen in the ordinary course of business.  While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company, all such proceedings are either adequately covered by insurance or, if not so covered, should not ultimately result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

The Company has employment agreements with certain employees which guaranty employment, minimum salaries and bonuses totaling $1,890,000 per year.  These agreements expire from 2015 to 2019.

Note 5 - Subsequent Events

On June 1, 2015, the Company was acquired by KapStone Paper and Packaging Corporation for $615 million in cash.